UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 28, 2012

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.

On August 28, 2012, the Company and Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company (“Montaur”), entered into a letter agreement (the “Letter Agreement”) effective as of August 24, 2012 which amended an agreement between the Company and Montaur dated August 8, 2012 pursuant to which Montaur agreed to make a non-revolving draw credit facility (the “Credit Facility”) available to the Company in an initial aggregate principal amount of $5,000,000 (the “Commitment Agreement”).  The Commitment Agreement provided that the Company and Montaur would execute definitive documents evidencing the Credit Facility by August 24, 2012.  The Letter Agreement extended the date by which the Company and Montaur would execute definitive documents evidencing the Credit Facility to August 31, 2012.

The description of the material terms of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement which is filed as Exhibit 10.1 and is incorporated herein by reference. The description of the material terms of the Commitment Agreement is qualified in its entirety by reference to the full text of the Commitment Agreement which is filed as Exhibit 10.1 to the Company Current Report on Form 8-K filed with the Securities & Exchange Commission on August 14, 2012 and is incorporated herein by reference.

Item 9.01                 Financial Statements and Exhibits.

The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: August 30, 2012	By: /s/ Patrick T. Mooney
Patrick T. Mooney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. 10.1	Description Letter agreement between the Company and Platinum-Montaur Life Sciences, LLC dated as of August 24, 2012.